SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 10, 2006

FEDERATED DEPARTMENT STORES, INC.

7 West Seventh Street, Cincinnati, Ohio 45202 (513) 579-7000

-and-

151 West 34th Street, New York, New York 10001 (212) 494-1602

Delaware	1-13536	13-3324058
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Item 2.02.	Results of Operations and Financial Condition.

On May 10, 2006, Federated Department Stores, Inc. ("Federated") issued a press release announcing Federated's financial condition and results of operations for the 13 weeks ended April 29, 2006. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The press release referred to above contains non-GAAP financial measures of diluted earnings per share from continuing operations, excluding May Company merger integration costs and related inventory valuation adjustments and the gain on the sale of receivables. Management believes that diluted earnings per share from continuing operations, excluding May Company merger integration costs and related inventory valuation adjustments and the gain on the sale of receivables, is a useful measure in evaluating Federated's ability to generate earnings from continuing operations and that providing such measure will allow investors to more readily compare the earnings referred to in the press release to the earnings provided by Federated in past and future periods. Management believes that excluding May Company merger integration costs and related inventory valuation adjustments and the gain on the sale of receivables from the calculation of diluted earnings per share from continuing operations is particularly useful where the amount of such costs are not consistent in the periods presented. However, the reader is cautioned that any non-GAAP financial measures provided by Federated are provided in addition to, and not as an alternative for, Federated's reported results prepared in accordance with GAAP. Certain items that may have a significant impact on Federated's financial position, results of operations and cash flows must be considered when assessing Federated's actual financial condition and performance regardless of whether these items are included in these non-GAAP financial measures. Additionally, the methods used by Federated to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures provided by Federated may not be comparable to similar measures provided by other companies.

Item 9.01.	Financial Statements and Exhibits.

	(c)	Exhibits

		99.1	Press Release of Federated dated May 10, 2006.

FEDERATED DEPARTMENT STORES, INC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERATED DEPARTMENT STORES, INC.

Dated: May 10, 2006	By: /s/ Karen M. Hoguet
Name: Karen M. Hoguet
Title: Executive Vice President and Chief Financial Officer